UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 3, 2013
CSP Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	000-10843 (Commission File Number)	04-2441294 (IRS Employer Identification Number)
43 Manning Road Billerica, Massachusetts 01821 (Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (978) 663-7598
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On April 3, 2013, Mr. Christopher J. Hall submitted his resignation as a member of the  Board of Directors for personal reasons.  His resignation will be effective immediately.  Mr. Hall was a member of the Board’s Audit, Compensation and Investment Committees.  He was also Chairman of the Investment Committee.
The Board and its Nominating Committee have been actively interviewing prospective candidates as part of an orderly transition in the composition of the Board, which will be required as current Board members comply with the age 75 retirement policy for directors that was announced by the Company in February 2012.  We would expect to fill Mr. Hall’s seat through this process as well.  With Mr. Hall’s departure, the Company’s Audit Committee now consists of two members.  Nasdaq corporate governance Rule 5605 permits the Audit Committee to have a single vacancy during a cure period, which vacancy, in our case, must be filled by our next Annual Meeting of Stockholders.   We anticipate filling the vacancy created by Mr. Hall’s departure sooner than that deadline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP Inc.

By:  __ /s/ Gary W. Levine
Name:   Gary W. Levine
Title:     Secretary

Dated: April 4, 2013